UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2007

ICON Income Fund Ten, LLC

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50654	35-2193184
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Fifth Avenue, 4th Floor
New York, New York 10011

(Address of Principal Executive Offices)
____________________

(212) 418-4700

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On July 24, 2007, ICON Income Fund Ten, LLC, through a newly formed joint venture with its affiliate ICON Leasing Fund Twelve, LLC (the “Purchaser”), acquired from an affiliate of Teekay Corporation (“Teekay”) a double-hulled Aframax product tanker – M/T Mayon Spirit (the “Vessel”).  The Vessel was simultaneously bareboat chartered back to Teekay for a charter period of four years.

In connection with the acquisition, the Purchaser entered into a secured non-recourse loan agreement, dated July 23, 2007 between the Purchaser, Fortis Capital Corp. as agent and arranger and Fortis Bank NV/SA, New York Branch, as swap provider (the “Loan Agreement”).  The Loan Agreement provides for an approximately $24.9 million non-recourse term loan that matures in July 2011 and is secured by a first priority mortgage over the Vessel.  The remainder of the purchase price for the Vessel consists of approximately $15.4 million in cash.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICON INCOME FUND TEN, LLC
By: ICON CAPITAL CORP., its Manager

Dated: July 27, 2007	By: /s/ Thomas W. Martin
Thomas W. Martin
Chairman, Chief Executive Officer and President